                                                                     Exhibit 3.1

                          CERTIFICATE OF AMENDMENT TO

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                  LEXENT INC.

                       ---------------------------------

                       Under Sections 228 and 242 of the
                           General Corporation Law of
                             the State of Delaware

                       ---------------------------------

     It is HEREBY CERTIFIED that:

     1. The name of the corporation (hereinafter called the "Corporation") is

                                  Lexent Inc.

     2. The amended and restated certificate of incorporation of the Corporation is hereby amended by striking out the number "4,800,000" appearing in the first clause of Section 6(c) of Article III thereof and by substituting in lieu of said number the number "5,800,000."

     3. The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.


Signed on February 17, 2000


                                        /s/ Kevin M. O'Kane
                                        ---------------------
                                            Kevin M. O'Kane
                                            Chief Operating Officer

                               STATE OF DELAWARE
                                                                          PAGE 1
                        OFFICE OF THE SECRETARY OF STATE
                        --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "LEXENT INC.", FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF JANUARY, A.D. 2000, AT 9 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

     [STATE OF DELAWARE
   SECRETARY OF STATE SEAL]             /s/ Edward J. Freel
                                        ----------------------------------------
                                        Edward J. Freel, Secretary of State

2850935    8100                         AUTHENTICATION:                 0222806
001042197                               DATE:                           01-28-00

   STATE OF DELAWARE
   SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 09:00 AM 01/27/2000
  001042197 - 2850935

                          CERTIFICATE OF AMENDMENT TO
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                  LEXENT INC.

                       ---------------------------------
                       Under Sections 228 and 242 of the
                           General Corporation Law of
                             the State of Delaware
                       ---------------------------------

     It is HEREBY CERTIFIED that:

     1. The name of the corporation (hereinafter called the "Corporation") is

                                     Lexent Inc.

     2. The amended and restated certificate of incorporation of the Corporation is hereby amended by (1) striking out Section 5(f) of Article III thereof and by substituting in lieu of said Section the following new Section:

          "(f) Notwithstanding anything contained herein to the contrary, in determining the Liquidation Amount for the purposes of this Section 5 only, in the event any Common Stock or any option or other security exercisable or convertible into, or exchangeable for, Common Stock, or any right to acquire any such options or other securities (each such share of Common Stock, option, security or right, an "Incentive Security") is issued, granted or awarded pursuant to any Corporation incentive compensation plan, the Liquidation Amount shall be increased (or decreased in accordance with clause (i) or (ii) hereof, as the case may be) by MULTIPLYING the Liquidation Amount immediately prior to such issuance, grant or award by the sum of one plus the quotient of the number of shares of Common Stock awarded or for which such Incentive Security is (directly or indirectly) exercisable, convertible or exchangeable, divided by the total amount of Common Stock on a fully diluted basis (excluding any Common Stock issued or issuable upon conversion of Series A Preferred Stock) outstanding immediately prior to such issuance, grant or award; provided that:

                    (i) on any change in the number of shares of Common Stock
               deliverable upon the exercise, conversion or exchange of any such Incentive Security (other than a change resulting from the antidilution provisions thereof), the Liquidation Amount shall forthwith be readjusted to such Liquidation Amount as would have been obtained had the adjustment made upon the issuance of such Incentive Securities (or such portion thereof as may then be outstanding) been made upon the basis of such change; and

                    (ii) on the expiration, forefeiture or termination of any
               such Incentive Securities, the Liquidation Amount shall forthwith be readjusted to such Liquidation Amount as would have been obtained had the adjustment made upon the issuance of such Incentive Securities been made upon the basis of the issuance of only that portion of such Incentive Securities as were actually exercised or converted into, or exchanged for, shares of Common Stock prior to such expiration, forfeiture or termination; and

          provided further that the provisions of this Section 5(f) are intended to permit increases to the Liquidation Amount only in respect of Incentive Securities representing a maximum 2,288,000 shares (as adjusted equitably for stock dividends, stock splits, combinations, etc.) of Common Stock and, accordingly, nothing contained herein shall permit any further increase to the Liquidation Amount."; and

     (2) striking out the number "2,288,000" appearing in the first clause of
     Section 6(c) of Article III thereof and by substituting in lieu of said number the number "4,800,000."

          4. The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed on January 20, 2000

                                        /s/ Kevin M. O'Kane
                                        ----------------------------------------
                                        Kevin M. O'Kane
                                        Chief Operating Officer

                               STATE OF DELAWARE
                                                                          PAGE 1
                        OFFICE OF THE SECRETARY OF STATE

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "NATIONAL NETWORK TECHNOLOGIES INC.", CHANGING ITS NAME FROM "NATIONAL NETWORK TECHNOLOGIES INC." TO "LEXENT INC.", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF OCTOBER, A.D. 1999, AT 9 O'CLOCK A.M.

[STATE OF DELAWARE SECRETARY OF STATE SEAL]        /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

2850935  8100                                AUTHENTICATION:            0114894
99151494                                     DATE:                      12-02-99

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 10/21/1999
                                                          991447119 - 2850935

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
                                       OF
                       NATIONAL NETWORK TECHNOLOGIES INC.

                       ---------------------------------
                       Under Sections 228 and 242 of the
                           General Corporation Law of
                             the State of Delaware
                       ---------------------------------

     It is HEREBY CERTIFIED that:

     1. The name of the corporation (hereinafter called the "Corporation") is

                         National Network Technologies Inc.

     2. The amended and restated certificate of incorporation of the Corporation is hereby amended by striking out Article I thereof and by substituting in lieu of said Article the following new Article:

                                   "ARTICLE I

        The name of the corporation is Lexent Inc. (the "Corporation")."

     3. The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed on October 21, 1999

                                        /s/ Kevin O'Kane
                                        ----------------------------------------
                                        Kevin O'Kane, Secretary

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE
                        --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "NATIONAL NETWORK TECHNOLOGIES INC.", FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF AUGUST, A.D. 1998, AT 11 O'CLOCK A.M.


                                        /s/ Edward J. Freel
                                        ---------------------------------------
                                        Edward J. Freel, Secretary of State

                  [STATE OF DELAWARE SECRETARY OF STATE SEAL]

2850935 8100                                             AUTHENTICATION: 0114893

991514964                                                         DATE: 12-02-99

    STATE OF DELAWARE
   SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 11:00 AM 08/17/1998
   981321269 - 2850935


                            CERTIFICATE OF AMENDMENT
                                       TO
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                       NATIONAL NETWORK TECHNOLOGIES INC.

     The undersigned, Hugh J. O'Kane, Jr. and Kevin M. O'Kane, being the President and Secretary, respectively, of NATIONAL NETWORK TECHNOLOGIES INC. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, on behalf of the Corporation, hereby certify as follows:

                                     FIRST

     The Corporation was organized under the name "National Network Services, Corp." on January 26, 1998. The Corporation thereafter changed its name to National Network Technologies Inc. The Corporation filed an Amended and Restated Certificate of Incorporation on July 20, 1998 (the "Amended and Restated Certificate of Incorporation").

                                     SECOND

     Section 5(f) of Article III of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

     (a) Notwithstanding anything contained herein to the contrary, in determining the Liquidation Amount for the purposes of this Section 5 only, in the event any option, convertible or exchangeable security or contract right (each, an "Incentive Option") is issued, granted or awarded pursuant to any Corporation incentive compensation plan, the Liquidation Amount shall be increased (but in no event decreased) by MULTIPLYING the Liquidation Amount immediately prior to such issuance by the sum of one plus the quotient of the number of capital securities for which such Incentive Option is convertible or exercisable divided by the total amount of Common stock on a fully diluted basis (excluding any Common Stock issued or issuable upon conversion of Series A Preferred Stock) outstanding immediately prior to such issuance, grant or award; provided that:

     (i) on any change in the number of shares or exercise price of Common Stock deliverable upon exercise of any such Incentive Options, other than a change resulting from the antidilution provisions thereof, the Liquidation Amount shall forthwith be readjusted to such Liquidation Amount as would have obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change; and

     (ii) on the expiration or forfeiture of any such Incentive Options, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such Incentive Options, the Liquidation Amount shall forthwith be readjusted to such Liquidation Amount as would have been obtained had the adjustment made upon the issuance of such Incentive Options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock.

     actually issued upon the exercise of such Incentive Options, upon the conversion or exchange of such securities, or upon the exercise of the Incentive Options related to such Incentive Options and subsequent conversion or exchange thereof.

                                     THIRD

     This Amendment to the Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, this Certificate of Amendment has been signed by the duly authorized officers of this Corporation this 17th day of August, 1998.

                                      NATIONAL NETWORK TECHNOLOGIES INC.



                                      By: /s/ Hugh O'Kane
                                         ------------------------------
                                         Hugh O'Kane
                                         President


Attest:

/s/ Kevin O'Kane
----------------------
Kevin O'Kane
Vice President and Secretary

                               STATE OF DELAWARE
                                                                          PAGE 1
                        OFFICE OF THE SECRETARY OF STATE


I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

     "HUGH O'KANE ELECTRIC CO. INC.", A NEW YORK CORPORATION WITH AND INTO "NATIONAL NETWORK TECHNOLOGIES INC." UNDER THE NAME OF "NATIONAL NETWORK TECHNOLOGIES INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-SECOND DAY OF JULY, A.D. 1998, AT 1 O'CLOCK P.M.



[STATE OF DELAWARE SECRETARY OF STATE SEAL]
                                                    /s/ Edward J. Freel
                                             ___________________________________
                                             Edward J. Freel, Secretary of State

2850935  8100M                                           AUTHENTICATION: 0114892

991514964                                                         DATE: 12-02-99

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 01:00 PM 07/22/1998
                                                             981284387 - 2850935





                             CERTIFICATE OF MERGER

                                       of

                         HUGH O'KANE ELECTRIC CO. INC.
                            (A NEW YORK CORPORATION)

                                      into

                       NATIONAL NETWORK TECHNOLOGIES INC.
                            (A DELAWARE CORPORATION)

                          ____________________________

                Under Section 252 of the General Corporation Law
                            of the State of Delaware

                         _____________________________

     Pursuant to the provisions of Section 252 of the General Corporation Law of the State of Delaware (the "DGCL"), National Network Technologies Inc., a Delaware corporation ("NNTI"), into which Hugh O'Kane Electric Co. Inc., a New York Corporation ("O'Kane"), will merge with NNTI surviving, hereby certifies as follows:

     FIRST: The names of the constituent corporation are Hugh O'Kane Electric Co. Inc., a New York corporation, and National Network Technologies Inc., a Delaware corporation.

     SECOND: An Agreement and Plan of Merger dated as of June 23, 1998, between O'Kane and NNTI (referred to herein together as the "Corporations") has been approved, adopted, certified, executed and acknowledged by each of the Corporations in accordance with Section 252(c) of the DGCL.

     THIRD: The name of the surviving corporation is National Network Technologies Inc.

     FOURTH: The Certificate of Incorporation of NNTI was filed with the Department of State of the State of Delaware on January 26, 1998 under the name "National Network Services, Corp." A Certificate of Amendment to the Certificate of Incorporation of NNTI was filed on January 30, 1998, pursuant to which NNTI's name was changed to "National Network Technologies Inc." The Certificate of Incorporation of NNTI was further amended and restated and an Amended and Restated Certificate of Incorporation was filed on July 20, 1998, and this shall remain the Certificate of Incorporation for the surviving corporation.

     FIFTH: The executed Agreement and Plan of Merger is on file at the office of NNTI located at 88 White Street, New York, New York 10013.

     SIXTH: A copy of the Agreement and Plan of Merger will be furnished by NNTI, on request and without cost, to any stockholder of either of the Corporations.

     SEVENTH: The authorized capital stock of O'Kane on the date hereof (immediately prior to the merger effected hereby) consists of 200 shares of Common Stock, no par value.

     IN WITNESS WHEREOF, NNTI has caused this Certificate of Merger to be executed on its behalf by its officer thereunto duly authorized, and the undersigned affirms its contents as true under penalty of perjury on July 20, 1998.

                                              NATIONAL NETWORK TECHNOLOGIES INC.
                                              (a Delaware corporation)



                                              By /s/ Kevin O'Kane
                                                ______________________________
                                                Kevin O'Kane
                                                Vice President

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "NATIONAL NETWORK TECHNOLOGIES INC.", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF JULY, A.D. 1998, AT 1 O'CLOCK P.M.

[STATE OF DELAWARE
SECRETARY OF STATE SEAL]                 /s/ Edward J. Freel, Secretary of State
                                        ---------------------------------------
                                        Edward J. Freel, Secretary of State
2850935  8100                           AUTHENTICATION: 0114891

991514964                                         DATE: 12-02-99

     STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 01:00 PM 01/20/1998
   981280293 - 2850935

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                       NATIONAL NETWORK TECHNOLOGIES INC.

     The undersigned, Hugh J. O'Kane, Jr. and Kevin M. O'Kane, being the President and Secretary, respectively, of National Networks Technologies Inc., a corporation organized and existing under the laws of the State of Delaware, on behalf of said corporation, hereby certify as follows:

     FIRST: The corporation (hereinafter, the "Corporation") was organized under the name "National Network Services, Corp." on January 26, 1998. The Corporation thereafter changed its name to National Network Technologies Inc.

     SECOND: The Certificate of Incorporation of the Corporation as in effect on the date hereof is hereby amended to read in its entirety as set forth on Exhibit A hereto.

     THIRD: This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, we have executed this Certificate this 23rd day of June, 1998.

                                                    /s/ Hugh J. O'Kane, Jr.
                                                    -----------------------
                                                    President

                                                     Attest: /s/ Kevin M. O'Kane
                                                             -------------------
                                                             Secretary

                                                                       EXHIBIT A

                                   ARTICLE I

     The name of the corporation is National Network Technologies Inc. (the "Corporation").

                                   ARTICLE II

     The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE III

     The total number of shares of all classes of stock which the Corporation shall have authority to issue is 50,000,000, consisting of (a) 44,461,542 shares of Common Stock, par value $.001 per share (the "Common Stock"), and (b) 5,538,458 shares of Preferred Stock, par value $.001 per share (the ("Preferred Stock"), consisting of 5,538,458 shares of Series A Convertible Preferred Stock, par value $.001 per share (the "Series A Preferred Stock").

     The designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof in respect of the Series A Preferred Stock and the Common Stock are as follows:

                            SERIES A PREFERRED STOCK

1. Dividends.

     (a) The holders of Series A Preferred Stock shall be entitled to receive, out of funds legally available for that purpose, dividends at the rate of 6% of the Base Amount for each 12-month period (or portion thereof) ending December 31, calculated on the basis of a year of 360 days comprised of twelve 30-day months. The "Base Amount" shall be $2.07639 per share of Series A Preferred Stock in respect of which the dividend is being calculated. Dividends on a share of Series A Preferred Stock shall be cumulative from the Original Issuance Date of such share, and shall be payable (i) when and if declared, (ii) upon the conversion of such share into Common Stock, (iii) upon a Liquidation or (iv) upon the redemption of such share, whichever shall be the first to occur. Dividends on the Series A Preferred Stock shall be payable in cash, if payable at a time specified in clause (i), (iii) or (iv), or in shares of Common Stock (pursuant to the terms of Section 5) if payable at the time specified in clause
(ii) unless the holders of 75% of the Series A Preferred Stock then outstanding shall then agree with the Corporation in writing that such dividends shall be paid in each at such time. If the assets of the Corporation shall be insufficient to pay the holders of Series A Preferred Stock in cash the full accrued and unpaid dividends to which they shall be entitled, at a time when such dividends are required to be paid in cash, the holders of Series A Preferred Stock shall share in any such payment of dividends on a pro rata basis in accordance with the total dividends that each such holder would have received had there been such sufficient assets. After payment of all dividends owing to holders of Series A Preferred Stock, such holders shall share ratably (on an as-converted basis) in any dividends thereafter paid on the Common Stock.

     (b) In the event the Corporation shall fail to pay in full all accrued dividends when due on all shares of Series A Preferred Stock, then the Corporation shall not thereafter declare or pay or set apart for payment any dividend or other distribution upon shares of Common Stock, or any other stock ranking on a parity with or junior to the Series A Preferred Stock as to dividends, until and unless such accrued but unpaid dividends have been paid in full.

2. Liquidation.

     Upon a Liquidation, after payment or provision for payment of the debts and other liabilities of the Corporation and all amounts which the holders of any class of capital stock ranking senior to the Series A Preferred Stock shall be entitled to receive upon such Liquidation, the proceeds the stockholders shall be entitled to receive, out of the remaining assets of the Corporation will be allocated as follows:

     (a) if such proceeds exceed $43 million:

         (i) first, to the holders of Series A Preferred Stock an amount per share equal to the Liquidation Amount;

         (ii) second, to the holders of Common Stock, $43 million minus the aggregate Liquidation Amount;

         (iii) third, to the holders of Series A Preferred Stock the greater of
(x) an amount sufficient to assure a 20% IRR on the Original Issuance Price of each share of Series A Preferred Stock held by such holders and (y) such holders' pro rata portion of the remaining proceeds, which pro rata portion shall be determined based on the number of shares of Common Stock into which such holder's shares of Series A Preferred Stock are then convertible pursuant to Section 5; and

         (iv) if the proceeds are divided as set forth in Section Z(a)(iii)(x), then fourth, to the holders of Common Stock the remaining proceeds; or

     (b) if such proceeds are $43 million or less:

         (i) first, to the holders of Series A Preferred Stock, the aggregate Liquidation Amount; and

         (ii)  second, to the holders of Common Stock, the remaining proceeds.

     If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of Series A Preferred Stock the full

Liquidation Amount to which they shall be entitled, the holders of Series A Preferred Stock shall share in any distribution of assets in accordance with such full Liquidation Amount (pro rata in accordance with the total Liquidation Amount that each such holder would have received had there been such sufficient assets.)

3.   Redemption

     (a) Subject to Section 3(d) below, each holder of Series A Preferred Stock shall have the right to require the Corporation to redeem shares of Series A Preferred Stock held by such holder pursuant to the terms hereof.

          (i) Each holder of Series A Preferred Stock may elect to have its shares of Series A Preferred Stock redeemed under this Section 3(a) in the following amounts: (x) on or after the fifth anniversary of the Original Issuance Date, the first 1/3 of the then outstanding Series A Preferred Stock then held by such holder, (y) on or after the sixth anniversary of the Original Issuance Date, the next 1/3 of such Series A Preferred Stock (calculated on the basis of the number of shares of Series A Preferred Stock held by such holder on the fifth anniversary of the Original Issuance Date) and (z) on or after the seventh anniversary of the Original Issuance Date, the remaining Series A Preferred Stock. In the event any holder of Series A Preferred Stock elects to have all or part of its shares of Series A Preferred Stock redeemed (such amount, a "Redeemable Amount") pursuant to this Section 3(a)(i) and gives notice as required below, such holder shall be required to sell to the Corporation and the Corporation shall be obligated to redeem such Redeemable Amount in accordance with the terms of this Section 3(a)(i).

          (ii) Notwithstanding anything to the contrary contained in clause(i), if the Board does not actively support a Qualified Public Offering within 180 days after a request therefor by the holders of at least 75% of the then outstanding Series A Preferred Stock, which request is made at a time both (A) after the third anniversary of the Original Issuance Date and (B) when the market value of the Corporation, as determined by an independent appraiser reasonably acceptable to at least 85% of the members of the Board, exceeds $125 million, each holder of Series A Preferred Stock shall have the right to require the Corporation to redeem immediately all shares of its Series A Preferred Stock. If requested by the holders of at least 75% of the then outstanding Series A Preferred Stock, the Board shall select a reputable independent appraiser reasonably acceptable to at least 85% of the members of the Board. If such Board members are not able to agree upon such appraiser, which shall be an investment banking firm of national reputation not then engaged by the Corporation, within ten (10) business days after such request by the holders of at least 75% of the then outstanding Series A Preferred Stock, then the appraiser will be selected by an arbitrator located in the City of New York, New York selected by the American Arbitration Association (or if such organization ceases to exist, an arbitrator chosen by a court of competent jurisdiction.) The arbitrator shall select the investment banking firm (within ten (10) days after his appointment) from a list, jointly prepared by the Corporation and the requesting holders, of not more than six investment banking firms of national standing in the United States, of which no more than three may be named by the Corporation and no more than three may be named by the requesting holders. The arbitrator may consider, within the ten-day period allotted, arguments from the parties regarding which investment banking firm to choose, but the selection by the arbitrator shall be made in its sole discretion from the list of six. The Board and the requesting holders shall submit to the investment banking firm their respective determinations of the market value of the Corporation, and any supporting arguments and other data as they may desire, within ten (10) days of the appointment of the investment banking firm, and the investment banking firm, shall as soon as practicable thereafter, make its own determination of such market value based on the public sale of the Corporation's securities without regard to any discounting, including, without limitation, any discount for the fact that the securities being valued may be held by a minority stockholder of the Corporation. The determination by such investment banking firm shall be final and binding upon the parties. The Corporation shall pay the fees and expenses of the investment banking firm and arbitrators (if any) used to determine the valuation amount. If required by any such investment banking firm or arbitrator, the Corporation shall execute a retainer and engagement letter containing reasonable terms and conditions, including, without limitation, customary provisions concerning the rights of indemnification and contribution by the Corporation in favor of such investment banking firm or arbitrator and its officers, directors, partners, employees, agents and affiliates.

Each holder electing redemption of its Series A Preferred Stock pursuant to
Section 3(a)(i) or (ii) will provide the Company written notice of such election at least 30 days prior to the fifth anniversary of the Original Issuance Date or the forty-third month after the Original Issuance Date, as the case may be, and the Corporation shall redeem such shares of Series A Preferred Stock at the offices of the Corporation within 90 days. If the assets of the Corporation available for redemption of Series A Preferred Stock shall be insufficient to permit the payment of the full price required to be paid under this Section 3, then the holders of Series A Preferred Stock shall (in addition to their rights under Section 3(d) below) share ratably in any such redemption based on the respective number of shares that such holders own.

     (b) The price (the "Redemption Price") at which each share of Series A Preferred Stock is to be redeemed by the Corporation pursuant to this Section 3 shall be equal to the greater of (i) the Liquidation Amount of such share on the date of such redemption or (ii) the Fair Market Value of such shares of Series A Preferred Stock. On and after any date that the Corporation redeems shares of Series A Preferred stock pursuant to this Section 3, all rights in respect of the shares of Series A Preferred Stock to be redeemed, except the right to receive the Redemption Price, shall cease and terminate, and such shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation. The conversion of any shares of Series A Preferred Stock into Common Stock shall have no effect on the Redemption Price payable in connection with the redemption of the shares of Series A Preferred Stock not so converted.

     (c) The number of shares of Series A Preferred Stock deemed to be held by the holders of the Series A Preferred Stock and to be redeemed pursuant to the terms of this Section 3 shall be adjusted on the same basis that the number of shares of Common Stock into which such shares of Series A Preferred Stock are convertible pursuant to the terms of Section 5 hereof is adjusted in accordance with the provisions of such Section 5; provided, however, that for purposes of calculating the Liquidation Amount only in connection with determining the Redemption Price pursuant to clause (i) of Section 3(b) above, the Base Amount shall be adjusted, as necessary, so that the proportionate aggregate Liquidation Amount shall be based on the number of shares of Series A Preferred Stock issued on the Original Issuance Date subject to adjustment pursuant to stock splits, reverse splits or other recapitalizations of only such shares of Series A Preferred Stock.

     (d) If the Corporation fails to redeem that portion of the Series A Preferred Stock when due in accordance with clause (x) of Section 3(a)(i), the entire Redeemable Amount (not theretofore redeemed) shall thereafter accrue dividends at the rate of 10% per annum. If the Corporation fails to redeem that portion of the Series A Preferred Stock when due in accordance with clause (y) of Section 3(a)(i), all Redeemable Series A Preferred Stock shall thereafter accrue dividends at the rate of 15% per annum. If the Corporation fails to redeem that portion of the Series A Preferred Stock when due in accordance with clause (z) of Section 3(a)(i), the entire Redeemable Amount (not theretofore redeemed) shall thereafter accrue dividends at the rate of 20% per annum.

    (e) For the purposes of this Section 3, "Fair Market Value" means, as of any date of determination, the fair value of each share of Series A Preferred Stock, determined as provided herein, without regard to any discount, including, without limitation, any discount for the fact (i) that such share is held by a minority stockholder of the Corporation, (ii) that there is no market for the Corporation's equity securities or (iii) that if there were a public market for such equity securities, such shares would be "restricted" as defined under Rule 144 promulgated under the Securities Act of 1933. At any time that the Fair Market Value per share of Series A Preferred Stock shall be required to be determined hereunder, the Board shall make a good faith determination (the "Board's Determination") of the fair value of each share of Series A Preferred Stock and provide to the holder with respect to whose shares of Series A Preferred Stock such determination is being made a written notice thereof, which notice shall set forth supporting data in respect of such calculation (the "Determination Notice"). The holder shall have 30 days following his or its receipt of the Determination Notice within which to deliver to the Corporation a written notice (the "Objection Notice") of his or its objection, if any, to the Board's Determination, which Objection Notice shall set forth the holder's good faith determination (the "Holder's Determination") of the fair market value of each share of Series A Preferred Stock. The failure by the holder to deliver the Objection Notice within such 30-day period shall constitute the holder's acceptance of the Determination Notice. Upon the timely delivery of an Objection Notice, the Corporation and the Holder shall attempt in good faith to arrive at an agreement with respect to the Fair Market Value per share of Series A Preferred Stock, which agreement shall be set forth in writing within 30 days following delivery of the Objection Notice. If the Corporation and the Holder are unable to reach an agreement within such 30-day period, the matter shall be referred for determination to a regionally or nationally recognized investment banking or valuation firm (the "Valuer") reasonably acceptable to the Corporation and the holder. The Corporation and the holder will cooperate with each other in good faith to select such Valuer. The Valuer may select the Board's Determination or the Holder's Determination as the Fair Market Value per share of Series A Preferred Stock or may select any other number or value. The Valuer's selection will be (i) furnished to the Corporation and the holder in writing and (ii) conclusive and binding upon the Corporation and the holder. The fees and expenses of the Valuer shall be split equally by the Corporation and the holder with respect to whose share(s) such determination relates.

     (f) Any communication or notice relating to redemption given pursuant to this Section 3 shall be sent by first-class certified mail, return receipt requested, postage prepaid, to the holders of record of shares of Series A Preferred Stock, at their respective addresses as the same shall appear on the books of the Corporation, or to the Corporation at the address of its principal, or registered office, as the case may be. At any time on or after the Redemption Date, the holders of record of shares of Series A Preferred Stock being redeemed in accordance with this Section 3 shall be entitled to receive the Redemption Price upon actual delivery to the Corporation or its agents of the certificates representing the shares to be redeemed.

4.   Voting Rights.

     (a) In addition to the rights provided by law or in the Corporation's By-laws, each share of Series A Preferred Stock shall entitle the holder thereof to such number of votes as shall equal the number of shares of Common Stock into which such share of Series A Preferred Stock is then convertible pursuant to Section 5 at the record date for the determination of shareholders entitled to vote or, if no record date is established, at the date such vote is taken. The holders of Series A Preferred Stock shall be entitled to vote on all matters as to which holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as such holders of Common stock, voting together with the holders of Common Stock as one class.

     (b) In addition to the other rights specified in this Section 4, until such time as fewer than one-third of the shares of Series A Preferred Stock issued and outstanding on the Original Issuance Date are outstanding, the holders of seventy-five percent of the shares of Series A Preferred Stock form time to time outstanding, voting separately as one class, shall at all times have the special and exclusive right to elect three directors to the Board. In any election of directors by the Series A Preferred Stock pursuant to this
Section 4(b), each holder of Series A Preferred Stock shall be entitled to one vote for each share of Series A Preferred Stock held. The Corporation shall take all actions necessary to effectuate the terms and provisions of this Section 4(b). The special and exclusive voting rights of the holders of Series A Preferred Stock contained in this Section 4(b) may be exercised either at a special meeting of the holders of Series A Preferred Stock called as provided below, or at any annual or special meeting of the shareholders of the Corporation, or by written consent of such holders in lieu of a meeting. The directors to be elected pursuant to this Section 4(b) shall serve for a term extending from the date of their election and qualification until their respective successors have been elected and qualified. If at any time any directorship to be filled by the holders of Series A Preferred Stock pursuant to this Section 4(b) has been vacant for a period of 10 days, the Secretary of the Corporation shall, upon the written request of any holder of Series A Preferred Stock, call a special meeting of the holders of Series A Preferred Stock for the purpose of electing a director to fill such vacancy. Such meeting shall be held at the earliest practicable date, and at such place, as is specified in or determined in accordance with the By-laws of the Corporation. If such meeting shall not be called by the Secretary of the Corporation within 10 days after personal service of such written request on him or her, then any holder of Series A Preferred Stock may designate in writing one of their members to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of shareholders and shall be held at such place as specified in such notice. Any holder of Series A Preferred Stock so designated shall have access to the stock books of the Corporation relating to Series A Preferred Stock for the purpose of calling a meeting of the stockholders pursuant to these provisions. At any meeting held for the purpose of electing directors as provided in this Section 4(b), the presence, in person or by proxy, of the holders of record of shares representing at least seventy-five percent of the voting power of the Series A Preferred

Stock then outstanding shall be required to constitute a quorum of the Series A Preferred Stock for such election. A vacancy in the directorship to be elected by the holders of Series A Preferred Stock pursuant to this Section 4(b) may be filled only by vote or written consent in lieu of a meeting of the holders of at least seventy-five percent of the voting power of the Series A Preferred Stock.

     (c) Until such time as fewer than one-third of the shares of Series A Preferred Stock issued and outstanding on the Original Issuance Date are outstanding, the Corporation shall not, without the affirmative consent or approval of the holders of seventy-five percent of the shares of Series A Preferred Stock from time to time outstanding:

          (i) in any manner authorize, create, designate, issue or sell any class or series of capital stock (including any shares of treasury stock) or rights, options, warrants or other securities convertible into or exercisable or exchangeable for capital stock or any debt security which by its terms is convertible into or exchangeable for any equity security or has any other equity feature or any security that is a combination of debt and equity, which, in each case, as to the payment of dividends, distribution of assets or redemptions, including, without limitation, distributions to be made upon a Liquidation, is pari passu with or is senior to the Series A Preferred Stock or which in any manner adversely affects the holders of the Series A Preferred Stock;

          (ii) in any manner alter or change the terms, designations, powers, preferences or relative, participating, optional or other special rights, or the qualifications, limitations or restrictions, of the Series A Preferred Stock;

          (iii) reclassify the shares of any class or series of capital stock into shares of any class or series of capital stock (A) ranking, either as to payment of dividends, distributions of assets or redemptions, including, without limitation, distributions to be made upon a Liquidation, senior to or on a parity with the Series A Preferred Stock, or (B) which in any manner adversely affects the rights of the holders of the Series A Preferred Stock in their capacity as such; or

          (iv) take any action to cause any amendment, alteration or repeal of any of the provisions of (A) the Amended and Restated Certificate of Incorporation or (B) the By-laws of the Corporation, if such amendment, alteration or repeal would have an adverse effect on the rights of the holders of the Series A Preferred Stock.

          (v) approve or authorize any Liquidation or any recapitalization or reorganization of the Corporation or a material subsidiary thereof;

          (vi) approve or authorize the sale of all or substantially all of the assets of the Corporation or any material subsidiary thereof;

          (vii) approve or authorize any offering (public or otherwise) of any securities by the Corporation, other than under or in connection with Board-approved stock-based incentive or compensation plans for the benefit of directors, officers and/or key employees of the Corporation as permitted hereby;

          (viii) approve or authorize the commencement of any substantial new business by the Corporation or any material subsidiary thereof;

      (ix) approve or authorize the payment of any dividend or other distribution upon shares of capital stock other than the Series A Preferred Stock;

      (x) approve or authorize the payment of any single capital expenditure in excess of $500,000 during any 12-month period;

      (xi) approve or authorize the incurrence of any indebtedness or the issuance of any guarantee of any obligation of any other person or entity (other than a subsidiary) if the aggregate amount of the principal amount of such indebtedness and the principal amount of the indebtedness so guaranteed shall exceed $3,000,000 (not including, in any case, indebtedness to redeem capital stock of the Corporation or its predecessors or otherwise repay loans made to the Corporation by Stockholders of the Corporation, which obligations are, in each case, outstanding as of the Original Issuance Date);

      (xii) approve or authorize any change to any promissory note of the Company, its predecessor or any subsidiary issued to any of Denis O'Kane, Kevin O'Kane or Hugh O'Kane, Jr.; or

      (xiii) approve any new stock option or stock issuance plan for the benefit of employees or consultants of the Corporation or its subsidiaries, provided that the Board may establish a plan or plans to provide stock-based compensation and incentives if the aggregate number of shares of Common Stock available for issuance in respect of awards granted thereunder does not exceed 2,288,000 in the aggregate.

5. Conversion.

  (a) Upon the terms set forth in this Section 5, each holder of each share of Series A Preferred Stock shall have the right, at such holder's option, at any time and from time to time, to convert such share into the number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing (A) the Liquidation Amount (which for the purposes of this Section 5 shall be subject to adjustment pursuant to Section 5(f) below) by (B) the Conversion Price (as defined below), as last adjusted and then in effect, by surrender of the certificate representing such share. The conversion price per share at which shares of Common Stock shall be issuable upon conversion of shares of Series A Preferred Stock (the "Conversion Price") shall be the Base Amount as adjusted pursuant to Section 5(e) below. The holder of any shares of Series A Preferred Stock may exercise the conversion right pursuant to this
Section 5(a) by delivering to the Corporation the certificate for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock are to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made or upon the consummation of a Qualified Public Offering as provided below, if applicable (the "Conversion Date").

  (b) Upon the consummation of a Qualified Public Offering and upon the terms set forth in this Section 5, each share of Series A Preferred Stock shall automatically be converted to that number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing (A) the Liquidation Amount (which for the purposes of this Section 5 shall be subject to adjustment pursuant to Section 5(f) below) by (B) the Conversion Price, as last adjusted and then in effect.

     (c) As promptly as practicable after the conversion of any shares of Series A Preferred Stock into Common Stock under Section 5(a) or 5(b) above, the Corporation shall issue and deliver to or upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled, and a cash amount in respect of any fractional interest in a share of Common Stock as provided in Section 5(d) below. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such person shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open, but the Conversion Price shall be that in effect on the Conversion Date, and the rights of the holder of the shares of Series A Preferred Stock so converted shall cease on the Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series A Preferred Stock representing the unconverted portion of the certificate so surrendered.

     (d) No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series A Preferred Stock. The number of full shares of Common Stock issuable upon conversion of Series A Preferred Stock shall be computed on the basis of the aggregate number of shares of such Series A Preferred Stock to be converted. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any such shares, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the product of (i) the price of one share of Common Stock as determined in good faith by the Board and (ii) such fractional interest. The holders of fractional interests shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interests.

     (e) The Conversion Price shall be subject to adjustment from time to time as follows:

               (i)  If the Corporation shall, at any time or from time to time
          after   the Original Issuance Date, issue any shares of Common Stock
          (or be deemed to have issued shares of Common Stock as provided herein), other than Excluded Stock, without consideration or for a consideration per share less than the Conversion Price for such Series A Preferred Stock, in effect immediately prior to the issuance of such Common Stock, then the Conversion Price, as in effect immediately prior to each such issuance, shall forthwith be lowered to a price equal to the quotient obtained by dividing:

                    (A) an amount equal to the sum of (x) the total number of shares of Common Stock outstanding on a fully-diluted basis immediately prior to such issuance, multiplied by the Conversion Price in effect immediately prior to such issuance, and (y) the consideration received by the Corporation upon such issuance; by

               (B) the total number of shares of Common Stock outstanding on a fully-diluted basis immediately after the issuance of such Common Stock.

               (ii) For the purposes of any adjustment of the Conversion Price pursuant to clause (i) above, the following provisions shall be applicable:

               (A) In the case of the issuance of Common Stock for cash in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or placement fees payable by the Corporation to any broker, investment banker, underwriter or placement agent in connection with the issuance and sale thereof.

               (B) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Corporation, irrespective of any accounting treatment.

               (C) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities except for options to acquire Excluded Stock:

               (1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections
          (e)(ii)(1) and 5(e)(ii)(2) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

               (2) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options, or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 5(e)(ii)(1) and 5(e)(ii)(2) above);

               (3) on any change in the number of shares or exercise price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchanges for such securities, other than a change resulting from the antidilution provisions thereof, the Conversion Price shall forthwith be readjusted to the

     Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change; and

               (4) on the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price shall forthwith be readjusted to the Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities, or upon the exercise of the options or rights related to such securities and subsequent conversion or exchange thereof.

          (D) No further adjustment of the Conversion Price adjusted upon the issuance of any such options, rights, convertible securities or exchangeable securities shall be made as a result of the actual issuance of Common Stock on the exercise of any such rights or options or any conversion or exchange of any such securities.

       (iii) If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be increased in proportion to such increase in outstanding shares.

       (iv) If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

       (v) In the event of any capital reorganization of the Corporation, any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Corporation, each share of Series A Preferred Stock shall after such reorganization, reclassification, consolidation, or merger be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon conversion of such share of Series A Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.

     (vi) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 0.1% in such Conversion Price; provided, that any adjustments not required to be made by virtue of this sentence shall be carried forward and taken into account in any subsequent adjustment. All calculations under Sections 5(c)(i) through 5(e)(v) above shall be made to the nearest one hundredth (1/100) of a cent or the nearest one tenth (1/10) of a share, as the case may be.

     (vii) In any case in which the provisions of this Section 5(e) shall require that an adjustment shall become effective immediately after a record date of an event, the Corporation may defer until the occurrence of such event
(A) issuing to the holder of any share of Series A Preferred Stock converted after such record date and before the occurrence of such event the shares of capital stock issuable upon such conversion by reason of the adjustment required by such event in addition to the shares of capital stock issuable upon such conversion before giving effect to such adjustments, and (B) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section 5(d) above; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder's right to receive such additional shares and such cash.

     (viii)    Whenever the Conversion Price shall be adjusted as provided in
Section 5(e)(iv), the Corporation shall make available for inspection during regular business hours, at its principal executive offices or at such other place as may be designated by the Corporation, a statement, signed by its chief executive officer, showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first class certified mail, return receipt requested and postage prepaid, to each holder of Series A Preferred Stock affected by the adjustment at such holder's address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of any notice required to be mailed under the provisions of Section 5(e)(ix) below.

     (ix) If the Corporation shall propose to take any action of the types described in clauses (iii), (iv) or (v) of this Section 5(e), the Corporation shall give notice to each holder of shares of Series A Preferred Stock, in the manner set forth in Section 5(e)(vii) above, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series A Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 20 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 30 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

          (x) The Corporation shall at all times keep reserved, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of Series A Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series A Preferred Stock.

          (xi) Without duplication of any other adjustment provided for in this
     Section 5, at any time the Corporation makes or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities other than shares of Common Stock, provision shall be make so that each holder of Series A Preferred Stock shall receive upon conversion thereof, in addition to the shares of Common Stock receivable thereupon, the number of securities of the Corporation which it would have received had its shares of Series A Preferred Stock been converted into shares of Common Stock on the date of such event and had such holder thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by it pursuant to this paragraph during such period, subject to the sum of all other adjustments called for during such period under this
     Section 5 with respect to the rights of such holder of Series A Preferred Stock.

     (f) Notwithstanding anything contained herein to the contrary, in determining the Liquidation Amount for the purposes of this Section 5 only, in the event any option, convertible or exchangeable security or contract right (each, an "Incentive Option") is issued, granted or awarded pursuant to any Corporation incentive compensation plan, the Liquidation Amount shall be increased (but in no event decreased) by dividing the Liquidation Amount immediately prior to such issuance by the fraction equal to one minus the quotient of the number of capital securities for which such Incentive Option is convertible or exercisable divided by the total amount of Common Stock (on a fully diluted basis) outstanding immediately prior to such issuance, grant or award; provided that:

          (i) on any change in the number of shares or exercise price of Common Stock deliverable upon exercise of any such Incentive Options, other than a change resulting from the antidilution provisions thereof, the Liquidation Amount shall forthwith be readjusted to such Liquidation Amount as would have obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change; and

          (ii) on the expiration or forfeiture of any such Incentive Options, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such Incentive Options, the Liquidation Amount shall forthwith be readjusted to such Liquidation Amount as would have been obtained had the adjustment made upon the issuance of such Incentive Options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such Incentive Options, upon the conversion or exchange of such securities, or upon the exercise of the Incentive Options related to such Incentive Options and subsequent conversion or exchange thereof.

6. Definitions.

     As used herein, the following terms shall have the following meanings:

     (a) "Board" shall mean the Board of Directors of the Corporation.

     (b) "Change of Control" shall mean any transaction or any event after the Original Issuance Date as a result of which (i) any one or more Persons acquires or for the first time controls or is able to vote (directly or through nominees or beneficial ownership) after the Original Issuance Date 40% or more of any class of stock of the Corporation outstanding at the time having power ordinarily to vote for directors of the Corporation or (ii) the control of more than 40% of the number of shares of Common Stock held by Persons on the Original Issuance Date has been transferred (including transfers by and among such Persons) since the Original Issuance Date in the aggregate. For purpose of this paragraph (b), "Common Stock" shall include shares of Common Stock issuable upon exercise of warrants, options and other rights to acquire Common Stock outstanding on the Original Issuance Date, whether or not at the time exercised or exercisable.

     (c) "Excluded Stock" means (i) up to 2,288,000 shares (as adjusted equitably for stock dividends, stock splits, combinations, etc.) of Common Stock available for issuance in respect of awards granted to directors, officers and employees of the Corporation or its subsidiaries under stock-based compensation and incentive plans approved by the Board, and (ii) shares of Common Stock issued upon conversion of shares of Series A Preferred Stock, including in the case of both (i) and (ii), any additional shares of Common Stock as may be issued by virtue of antidilution provisions, if any, applicable to such options, warrants or shares, as the case may be.

     (d) "IRR" means, with respect to shares of Series A Preferred Stock, the pre-tax, compounded annual internal rate of return realized thereon (i) assuming all such shares were purchased by one Person on the Original Issuance Date at a price equal to the Original Issuance Price and all such shares were held continuously by such Person from the dates of issuance through the date of the Liquidation and (ii) including, as a return on the shares of Series A Preferred Stock, any cash dividends, distributions or redemptions made by the Corporation in respect of such shares during such period (other than tax distributions).

     (e) "Liquidation" means (i) any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, other than any dissolution, liquidation or winding up in connection with any reincorporation of the Corporation in another jurisdiction, (ii) any merger of the Corporation with or into another corporation which such corporation survives the merger,
(iii) a Change of Control or (iv) a sale of all or substantially all of the assets of the Corporation.

     (f) "Liquidation Amount" means as to each share of Series A Preferred Stock the Base Amount plus all accrued and unpaid dividends thereon through the date of payment of such amount to the holder thereof.

     (g) "Original Issuance Date" means the date of original issuance of the first share of the Series A Preferred Stock.

     (h) "Original Issuance Price" means $2.07639 per share of Series A Preferred Stock as issued on the Original Issuance Date.

     (i) "Qualified Public Offering" shall mean an underwritten public offering of shares of Common Stock registered pursuant to the Securities Act of 1933, as amended, that is approved by the holders of Series A Preferred Stock pursuant to Section 4(c) hereof.

                                  COMMON STOCK

     Each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held on all matters as to which holders of Common Stock shall be entitled to vote. Except for and subject to those rights expressly granted to the holders of the Series A Preferred Stock, or except as may be provided by the laws of the State of Delaware, the holders of Common Stock shall have exclusively all other rights of stockholders including, but not by way of limitation, (a) the right to receive dividends, when and as declared by the Board of Directors of the Corporation out of assets legally available therefor, and (b) in the event of any distribution of assets upon a Liquidation or otherwise, the right to receive ratably and equally all the assets and funds of the Corporation remaining after the payment to the holders of shares of the holders of the Series A Preferred Stock of the specific amounts which they are entitled to receive, respectively, upon such Liquidation as herein provided.

                                   ARTICLE IV

     The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and the directors need not be elected by ballot unless required by the by-laws of the Corporation.

                                   ARTICLE V

     In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, amend and repeal the By-Laws of the Corporation.

                                   ARTICLE VI

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE VII

     The address of the Corporation's registered office in the State of Delaware is 15 East North St., Dover, Delaware. The Corporation's registered agent at such address is XL Corporate Services, Inc.

                                  ARTICLE VIII

     Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the state of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of
Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such matter as the said court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of or creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.




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